
<ARTICLE>   5
<LEGEND>
"This schedule contains summary financial information extracted from
Resort Income Investors, Inc.'s Form 10QSB for the three months ended
March 31, 1997 and is qualified in its entirety by reference to such
Form 10QSB."
</LEGEND>


<PERIOD-TYPE>           3-MOS
<FISCAL-YEAR-END>            DEC-31-1997
<PERIOD-END>                 MAR-31-1997
<CASH>                                      1,426,004
<SECURITIES>                                  400,898
<RECEIVABLES>                              18,296,791
<ALLOWANCES>                               15,953,200
<INVENTORY>                                      0
<CURRENT-ASSETS>                            4,748,127
<PP&E>                                           0
<DEPRECIATION>                                   0
<TOTAL-ASSETS>                              4,748,127
<CURRENT-LIABILITIES>                         171,583
<BONDS>                                          0
<COMMON>                                    4,576,544
<PREFERRED-MANDATORY>                            0
<PREFERRED>                                      0
<OTHER-SE>                                       0
<TOTAL-LIABILITY-AND-EQUITY>                4,748,127
<SALES>                                          0
<TOTAL-REVENUES>                                9,030
<CGS>                                            0
<TOTAL-COSTS>                                    0
<OTHER-EXPENSES>                              234,076
<LOSS-PROVISION>                                 0
<INTEREST-EXPENSE>                               0
<INCOME-PRETAX>                              (225,046)
<INCOME-TAX>                                     0
<INCOME-CONTINUING>                              0
<DISCONTINUED>                                   0
<EXTRAORDINARY>                                  0
<CHANGES>                                        0
<NET-INCOME>                                 (225,046)
<EPS-PRIMARY>                                    (.05)
<EPS-DILUTED>                                    (.05)


NOTE:   The above captions are specified in Exhibit 27, and contemplate that the entity is a going concern. As discussed in Note 1 to the Company's unaudited financial statements, the Company is in the process of liquidation as of March 31, 1997. The amounts above are presented with the caption that, in management's judgment, most closely correlates to respective financial statement captions used in the Company's financial statements.

